Power of Attorney
I, Michael O. Leavitt, [Address] do hereby appoint each of:

D. Cameron Findlay, Senior Vice President, General Counsel and Corporate Secretary, Medtronic, Inc., 710 Medtronic
Parkway, Minneapolis, MN 55432-5604

Keyna P. Skeffington, Vice President, Deputy General Counsel and Assistant Secretary, Medtronic, Inc., 710 Medtronic Parkway,
Minneapolis, MN 55432-5604

Sarah M. Maveus, Prinicpal Legal Countsel, Medtronic, Inc.,
710 Medtronic Parkway, Minneapolis, MN 55432-5604

Rhonda L. Ingalsbe, Manager, Shareholder Services,
Medtronic, Inc. 710 Medtronic Parkway, Minneapolis, MN
55432-5604

as attorney-in-fact in my name, place and stead to act individually in any way which I myself could do, if I were personally present, with respect to the filing of reports as required under Section 16(a) of the Securities Exchange
Act of 1934, including Forms 3, 4 and 5, and under Rule 144 of the Securities Act of 1933.

In Witness Whereof, I have hereunder set my name this 22nd day of November, 2011.

/s/ Michael O. Leavitt
Michael O. Leavitt

Specimen Signature of Attorney(s)-in-Fact

/s/ D. Cameron Findlay
D. Cameron Findlay

/s/ Keyna P. Skeffington
Keyna P. Skeffington

/s/ Sarah M. Maveus
Sarah M. Maveus

/s/ Rhonda L. Ingalsbe
Rhonda L. Ingalsbe


tt
Michael O. Leavitt

Specimen Signature of Attorney(s)-in-Fact

/s/ D. Cameron Findlay
D. Cameron Findlay

/s/ Keyna P. Skeffington
Keyna P. Skeffington

/s/ Sarah M. Maveus
Sarah M. M